UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2006

International Paper Company

(Exact name of Registrant as specified in its charter)

New York (State of incorporation)	1-3157 (Commission File Number)	13-0872805 (IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address of principal executive offices)

(901) 419-7000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On August 16, 2006, International Paper Company (the “Company”) sent a notice to its directors and executive officers pursuant to Rule 104(b)(2) of Regulation BTR with respect to a blackout period for the Company’s Salaried Savings Plan and Hourly Savings Plan (collectively, the “Savings Plans”). This notice was required pursuant to Section 306(a)(1) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7244(a)(1)) which prohibits trading by directors and executive officers during pension plan blackout periods. Participants in the Savings Plans received notice of the blackout period due to the Company’s commencement of a tender offer on August 16, 2006, in which plan participants are entitled to participate. During the blackout period and for a period of two years after the blackout period has ended, security holders of the Company or other interested parties may obtain, without charge, information regarding the beginning and ending dates of the blackout period by contacting International Paper Company, Attention: Corporate Secretary, 6400 Poplar Avenue, Memphis, Tennessee 38197 (telephone (901) 419-7000). A copy of the notice to directors and executive officers is attached as Exhibit 99.1 and is incorporated herein by reference. In addition, on August 16, 2006, the Company has received a copy of the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 to inform participants of the Savings Plans of the blackout period.

Item 8.01. Other Events.

On August 15, 2006, the Company issued a press release announcing the commencement of a modified “Dutch Auction” tender offer for up to 41,666,667 shares of its common stock (par value $1.00 per share) at a price not greater than $36.00 nor less than $32.50 per share. The offer to purchase shares will expire at 12:00 midnight, New York City time, on September 13, 2006, unless the offer is extended. A copy of the Company’s August 15, 2006 press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following items are filed as exhibits to this report:

99.1	Notice of Blackout Period and Suspension of Trading by Directors and Executive Officers

99.2	Press Release of International Paper Company dated August 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Dated: August 16, 2006	By:	/s/ Maura A. Smith
Maura A. Smith
Senior Vice President, General Counsel and Corporate Secretary